Exhibit 4.2

                              SPECTRIAN CORPORATION

                          NOTICE OF STOCK OPTION GRANT

Thomas H. Waechter
3052 Crestablanca Drive
Pleasanton, CA  94566

You have been granted an option to purchase Common Stock of Spectrian Corporation (the "Company") outside of any of the Company's stock option plans, subject to the terms of the Spectrian Corporation 1998 Nonstatutory Stock Option Plan (the "Plan") and this Option Agreement, as follows:

       Grant Number:                             A4612
                                        ----------------------------------------

       Date of Grant:                            March 31, 2000
                                        ----------------------------------------

       Vesting Commencement Date:                March 31, 2000
                                        ----------------------------------------

       Exercise Price per Share:                 $23.0625
                                        ----------------------------------------

       Total Number of Shares Granted:           250,000
                                        ----------------------------------------

       Type of Option:                           Nonstatutory Stock Option
                                        ----------------------------------------

       Term/Expiration Date:                     March 31, 2010
                                        ----------------------------------------

       Vesting Schedule:

              Subject to the Optionee continuing to be a Service Provider on such dates, this Option shall vest and become exercisable in accordance with the following schedule:

              This Option shall be exercisable cumulatively, to the extent of 1/48th of the total Number of Shares Granted for each full calendar month of the Optionee's Continuous Status as a Service Provider since the Vesting Commencement Date; provided, however, that this Option shall not be exercisable prior to one year from the Vesting Commencement Date.

       Termination Period:

              This Option may be exercised for three months after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

SPECTRIAN CORPORATION

By:               /s/ Garrett A. Garrettson
         --------------------------------------------------------------
Title:            President, Chief Executive Officer and Director
         --------------------------------------------------------------

This Notice of Grant does not represent a stock interest in the Company, which shall occur only upon the exercise of this stock option pursuant to its terms.


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

                              SPECTRIAN CORPORATION

                             STOCK OPTION AGREEMENT

1. Grant of Option. The Plan Administrator of Spectrian Corporation, a Delaware corporation (the "Company"), hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase a total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the Spectrian Corporation 1998 Nonstatutory Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

       This Option is a Nonstatutory Stock Option.

2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the provisions of Section 9 and 10 of the Plan as follows:

       (i)    Right to Exercise.

              (a) This Option may not be exercised for a fraction of a share.

              (b) In  the  event  of  Optionee's  death,   disability  or  other
                  termination of employment, the exercisability of the Option is governed by Sections 7, 8 and 9 below, subject to the limitation contained in subsection 2(i)(c).

              (c) In no event  may this  Option be  exercised  after the date of expiration of the term of this Option as set forth in the Notice of Grant.

       (ii) Method of Exercise. This Option shall be exercisable by written notice (in the form available from the Company) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

              No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3. Optionee's Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall,


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

       if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form provided by the Company, and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

       (i)    cash; or

       (ii)   check; or

       (iii) surrender of other shares of Common Stock of the Company which (A) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company and (B) have a fair market value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised.

5. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the Directors of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6.     Section 16  Restrictions.  Options  granted to persons who are subject to
       Section 16 of the Exchange Act ("Insiders") may not be exercised for a period of at least six months from the date of grant, except in the case of death or disability.

7. Termination of Relationship. In the event Optionee's Continuous Status as a Service Provider, Employee or consultant terminates, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

8. Disability of Optionee. Notwithstanding the provisions of Section 7 above, in the event Optionee's Continuous Status as a Service Provider, Employee or Consultant terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of termination of employment or consultancy (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

9.     Death of Optionee.  The Option may be exercised at any time within twelve
       (12) months after the Optionee's death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

10. Non-Transferability of Option. This Option may not be transferred or assigned in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

11. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

12. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

       (a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

       (b) Disposition of Shares. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION, NOR IN THE COMPANY'S 1998 NONSTATUTORY STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and certain information, related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions of the Plan. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions relating to this Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Option.



       /s/ Thomas H. Waechter
--------------------------------------------
Optionee Signature


       April 10, 2000
--------------------------------------------

Date


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